UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2023

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (the “Company”) approved the grant of annual equity awards under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), effective as of February 28, 2023. The annual equity awards include 95,000 time-based restricted stock units (“RSUs”) and 80,000 target number of performance-based restricted stock units (“PSUs”) granted to Michael Mason, Executive Vice President, Chief Financial Officer and Treasurer. On February 10, 2023, the Board approved the grant of annual equity awards under the 2022 Plan to Richard Paulson, President and Chief Executive Officer, effective as of February 28, 2023. The equity awards granted to Mr. Paulson include 252,000 time-based RSUs and 252,000 target number of PSUs.

The total number of PSUs that may vest will range from 0 to a maximum of 200% of the target number of PSUs granted (the “Target Amount”) and will be determined according to the Company’s level of achievement of (i) a revenue objective, (ii) a milestone objective and (iii) a relative total shareholder return (“TSR”) objective, with each objective weighted 33%. The revenue objective is based on the Company’s total net revenue over a three-year period beginning on January 1, 2023 and ending on December 31, 2025. Achievement of threshold, target and maximum revenue levels will result in the vesting of 16 2/3%, 33 1/3% and 66 2/3%, respectively, of the Target Amount (subject to linear interpolation between levels). The milestone objective is based on the achievement of three clinical milestones. The achievement of one clinical milestone will result in the vesting of 16 2/3% of the Target Amount, the achievement of two clinical milestones will result in the vesting of 33 1/3% of the Target Amount and the achievement of three clinical milestones will result in the vesting of 66 2/3% of the Target Amount. None of the PSUs with respect to the clinical milestone objective may vest prior to the first anniversary of the grant date. The achievement of the relative TSR objective is based on the Company’s TSR relative to the TSR of the companies in the NASDAQ Biotechnology Index (“Relative TSR”) over a period beginning on the grant date of the PSU award and ending on December 31, 2025. Achievement of threshold, target and maximum levels based on the percentile ranking of the Company’s Relative TSR will result in the vesting of 16 2/3%, 33 1/3% and 66 2/3%, respectively, of the Target Amount (subject to linear interpolation between levels).

The foregoing summary of the terms of the PSUs is qualified in its entirety by reference to the form of Restricted Stock Unit Agreement (Performance Vested), a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Restricted Stock Unit Agreement (Performance Vested) under 2022 Equity Incentive Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: February 15, 2023	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary